United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 23, 2019, Huttig Building Products, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders.  The five matters set forth below were voted on and approved by the stockholders at the 2019 Annual Meeting. The voting results for each matter are as set forth below.

1. The election of three directors to serve a three-year term expiring in 2022:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Jon P. Vrabely	16,206,499	905,427	4,156,444
Patrick L. Larmon	16,061,142	1,053,784	4,156,444
James F. Hibberd	15,982,372	1,132,554	4,156,444

2. To approve the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
13,591,846	3,217,526	305,554	4,156,444

3. To approve, by a non-binding advisory vote, the compensation paid to the Company’s named executive officers:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
15,736,055	1,003,688	375,183	4,156,444

4. To approve, by a non-binding vote, the frequency of future advisory votes on the compensation paid to our named executive officers:

Votes Cast for Every Year	Votes Cast for Every 2 Years	Votes Cast for Every 3 Years	Votes Abstained	Broker Non-Votes
14,530,558	16,943	2,531,131	36,293	4,156,444

The Board of Directors of the Company, taking into account the foregoing advisory vote of the stockholders of the Company, has determined that the Company will hold an advisory vote on executive compensation every year.

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019:

Votes Cast For	Votes Cast Against	Votes Abstained
20,964,433	247,055	59,882

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 24, 2019	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President, Chief Executive Officer